UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    December 11, 2014

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On December 11, 2014, the Company announced that its Board of Directors approved a 5% increase in the planned quarterly cash dividend rate, commencing with the dividend for the first quarter of 2015.  The quarterly dividend will be increased from $0.10 per share to 10.5¢ per share.  On an annual basis, the dividend will be increased from $0.40 to $0.42 per share.  Each future quarterly dividend must be declared by the Board of Directors prior to payment.  The Company announced that the Board of Directors intends to declare the first quarter 2015 dividend in February 2015, at which time the Company will announce the record and payment dates for this dividend.  It is expected that the first increased dividend will be paid in late March 2015.

A copy of the Company’s press release issued on December 11, 2014 announcing the planned increase in the dividend is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)Exhibits

99.1Press Release of Frontier Communications Corporation released on December 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: December 11, 2014	By:/s/ David G. Schwartz
David G. Schwartz
Vice President, Corporate Counsel and
Assistant Secretary